       As filed with the Securities and Exchange Commission on May 1, 2000

                                              Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            PREDICTIVE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       13-3808483
(State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices) (Zip Code)

                            PREDICTIVE SYSTEMS, INC.
               OPTIONS GRANTED TO CERTAIN INDIVIDUALS PURSUANT TO
                         WRITTEN COMPENSATION AGREEMENTS
                            (Full title of the Plans)

                                ----------------
                             Gary N. Papilsky, Esq.
                       Vice President and General Counsel
                            Predictive Systems, Inc.
                                417 Fifth Avenue
                            New York, New York 10016
                     (Name and address of agent for service)
                                 (212) 659-3400
          (Telephone number, including area code, of agent for service)

                                ----------------
                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                     Proposed
                Title of                                             Maximum               Proposed
               Securities                       Amount               Offering              Maximum                 Amount of
                  to be                         to be                 Price               Aggregate              Registration
               Registered                   Registered(1)          per Share(2)        Offering Price                 Fee
               ----------                   -------------          ------------        ---------------           ------------
  Options Granted to Certain Individuals
  Pursuant to Written Compensation
  Agreements (3)                          5,222,140 shares            $.876             $4,574,594.64              $1,207.70
  Common Stock, $0.001 par value

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Non-Plan Options granted to certain individuals with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price in effect for the options granted to certain individuals pursuant to written compensation agreements.

(3) The following individuals have outstanding options granted pursuant to written compensation agreements in the amounts and at the exercise prices set forth below:

Optionee                  Shares       Exercise Price               Optionee                    Shares       Exercise Price
-----------------        -------       --------------               --------------------       -------       --------------
Don Duffy                60,000             $0.50                   Bernie Davidovics           83,880            $0.833
                         60,000             $0.833
                         60,000             $1.25
                         60,000
Eric Meyer               60,000             $0.50                   Carrie Dillon               81,000            $1.25
                         60,000             $0.833
                         60,000             $1.25
Dan Azulay               51,000             $1.25                   Carl Humes                  36,000            $1.25
                                                                                               150,000            $1.25
Robert Belau             60,000             $0.50                   John Jolly                  27,000            $1.25
                        660,000             $0.833
                         60,000             $1.25
Ron Pettengill           60,000             $0.50                   Tom Joseph                  90,000            $0.833
                        660,000             $0.833                                              96,000            $1.25
                         60,000             $1.25
Michael Berman          127,500             $0.833                  Steph Marr                  62,400            $0.833
James Bohem              43,200             $1.25                   Greg Nicastro              302,400            $1.25
Brian Moffet             32,400             $1.25                   Berry Sethi                    500            $0.833
                                                                                               150,000            $1.25
Chris Pineda             25,500             $0.833                  Doris Tillman              144,000            $0.833
Keith Reynolds           45,900             $0.833                  Rakesh Patel                 9,000            $1.25
Malcolm Rieke             6,000             $1.25                   Chris Ricard                 9,000            $1.25
Bart Abicht              24,000             $0.833                  Chris Fay                    3,000            $1.25
Don Morrill              63,000             $0.833                  David Llyod                 12,000            $1.25
Greg Barry               11,880             $0.167                  Steve Mastrorilli           66,000            $0.833
                         30,000             $0.833
                         88,800             $1.25
Goeff Bradford           12,000             $0.833                  Teresa Mastrorilli           3,000            $1.25
                         24,000             $1.25
John Burgess             90,000             $0.833                  Frank Rosalia               30,000            $0.833
                                                                                                88,800            $1.25
Joel Ercolani            58,900             $0.833                  Karen Skelly                59,000            $1.25
                         88,800             $1.25
Ray Guillermo            44,400             $1.25                   Adam Steckelman              1,680            $0.833
                                                                                                88,800            $1.25
Nelson Hung              10,680             $0.167                  Nelson Tai                  25,080            $0.833
                         30,000             $0.833                                              88,800            $1.25
                         88,800             $1.25
Tim Letki                28,680             $0.833                  Samson Wong                 16,800            $0.833
                         88,800             $1.25                                               24,000            $1.25
Jaimin Patel             10,480             $0.833                  Greg Yee                    18,480            $0.167
                         18,000             $1.25                                               30,000            $0.833
                         88,800             $1.25                                               88,800            $1.25
Lenny Rocci              44,200             $0.167
                         30,000             $0.833
                         88,800             $1.25
Harry Schultz            22,000             $1.25

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

                  Predictive Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K filed with the Commission on March 30, 2000 for the fiscal year ended December 31, 1999; and

         (b) The Registrant's Registration Statement on Form 8-A12G/A filed with the Commission on October 26, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not Applicable.

Item 5  Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  The Registrant's Amended and Restated Certificate of Incorporation in effect as of the date hereof (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, inappropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

                  Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under

Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

Exhibit Number    Exhibit

   4              Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement on Form 8-A12G/A,
                  together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b).
   5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1           Consent of Arthur Andersen LLP.
   23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
   24             Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
   99.1           Form of Predictive Systems, Inc. Employee Option Agreement.
   99.2           Form of Written Compensation Agreement

Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Predictive Systems, Inc. options granted to certain individuals pursuant to written compensation agreements.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the

1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 26th day of April, 2000.

                                  PREDICTIVE SYSTEMS, INC.


                                  By:  /s/ Ronald G. Pettengill, Jr.
                                       -----------------------------
                                           Ronald G. Pettengill, Jr.
                                           Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald G. Pettengill, Jr., Chief Executive Officer, and Robert L. Belau, President, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                                                Title                                Date
---------                                                -----                                ----

/s/ Ronald G. Pettengill, Jr.         Chief Executive Officer and Chairman of            April 26, 2000
-------------------------------       the Board of Directors
Ronald G. Pettengill, Jr.             (Principal Executive Officer)




/s/ Robert L. Belau                   President and Director                             April 26, 2000
-------------------------------
Robert L. Belau



/s/ Gerard E. Dorsey                  Chief Financial Officer                            April 26, 2000
-------------------------------       (Principal Financial and Accounting)
Gerard E. Dorsey                      Officer




/s/ Peter L. Bloom                    Director                                           April 26, 2000
-------------------------------
Peter L. Bloom



Signature                               Title                                Date
---------                               -----                                ----
/s/ Donald J. Duffy                   Director                          April 26, 2000
-------------------------------
Donald J. Duffy



/s/ Braden R. Kelly                   Director                          April 26, 2000
-------------------------------
Braden R. Kelly



/s/ Eric Meyer                        Director                          April 26, 2000
-------------------------------
Eric Meyer



                                      Director
-------------------------------
Inder Sidhu



/s/ William W. Wyman                  Director                          April 26, 2000
-------------------------------
William W. Wyman



                                      Director
-------------------------------
William L. Smith

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                            PREDICTIVE SYSTEMS, INC.

                                  EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------

   4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b).

   5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.

   23.1           Consent of Arthur Andersen LLP.

   23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

   24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

   99.1           Form of Predictive Systems, Inc. Employee Option Agreement.

   99.2           Form of Written Compensation Agreement.